Exhibit 4.2






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                        MARSH & McLENNAN COMPANIES INC.,

                                    Issuer,



                                      and



                             The Bank of New York,

                                    Trustee

                              ____________________


                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of July 14, 2004

                              ____________________



         $650,000,000 principal amount of 5.375% Senior Notes Due 2014

      $500,000,000 principal amount of Floating Rate Senior Notes Due 2007







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      FIRST SUPPLEMENTAL INDENTURE, dated as of July 14, 2004, between
MARSH & McLENNAN COMPANIES, INC., a Delaware corporation (the "Company" and hereinafter the "Issuer"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee")

                              W I T N E S S E T H:

      WHEREAS, the Issuer and the Trustee executed and delivered an Indenture, dated as of July 14, 2004 (as supplemented hereby, the "Indenture"), to provide for the issuance by the Issuer from time to time of senior debt securities evidencing its unsecured indebtedness;

      WHEREAS, pursuant to a Board Resolution, the Issuer has authorized the issuance of $650,000,000 principal amount of 5.375% Senior Notes due 2014 (the "5.375% Notes") and $500,000,000 principal amount of Floating Rate Senior Notes due 2007 (the "Floating Rate Notes", together with the 5.375% Notes, the "Offered Securities");

      WHEREAS, the entry into this First Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

      WHEREAS, the Issuer desires to establish the terms of the Offered Securities in accordance with Section 2.01 of the Indenture and to establish the form of the Offered Securities in accordance with Section 2.02 of the Indenture; and

      WHEREAS, all things necessary to make this First Supplemental Indenture a valid indenture and agreement according to its terms have been done.

      NOW, THEREFORE, for and in consideration of the premises, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Offered Securities as follows:

                                   Article 1

      Section 1.01. Terms of Offered Securities. The following terms relating to the Offered Securities are hereby established:

     (a) The 5.375% Notes shall constitute a series of securities having the title "5.375% Senior Notes due 2014" and the Floating Rate Notes shall constitute a series of securities having the title "Floating Rate Senior Notes due 2007."

     (b) The aggregate principal amount of the 5.375% Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated
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and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.05, 2.06, 2.07 or 9.01) shall be up to $650,000,000. The aggregate principal amount of the Floating Rate Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.05, 2.06, 2.07 or 9.01) shall be up to $500,000,000.

     (c) The entire outstanding principal of the 5.375% Notes shall be payable on July 15, 2014 plus any unpaid interest accrued to such date and the entire outstanding principal of the Floating Rate Notes shall be payable on July 13, 2007 plus any unpaid interest accrued to such date.

     (d) The rate at which the 5.375% Notes shall bear interest shall be 5.375% per annum; the date from which interest shall accrue on the 5.375% Notes shall be July 14, 2004; the Interest Payment Dates for the 5.375% Notes on which interest will be payable shall be January 15 and July 15 in each year, beginning January 15, 2005; the Regular Record Dates for the interest payable on the 5.375% Notes on any Interest Payment Date shall be the January 1 and July 1 preceding the applicable Interest Payment Date; and the basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

     (e) (i) The 5.375% Notes may be redeemed in whole at any time or in part from time to time, at the option of the Issuer, at a redemption price equal to the greater of (1) 100% of the principal amount of the 5.375% Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 5.375% Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at then current Treasury Rate plus 15 basis points, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date (the "Redemption Price").

               (ii) (A) In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the 5.375% Notes in accordance with Section 1.01(e)(i), the Company shall, or shall cause the Trustee to, give notice of such redemption to holders of the 5.375% Notes to be redeemed by mailing, first class postage prepaid, a notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption to such holders at their last addresses as they shall appear upon the Security Register. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder received the notice. In any case, failure duly to give such notice to the holder of any 5.375% Note designated for redemption in whole or in part, or any defect in the notice,

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          shall not affect the validity of the proceedings for the redemption of any other 5.375% Note of such series.

               Each such notice of redemption shall specify the date fixed for redemption and the Redemption Price at which the 5.375% Notes are to be redeemed, and shall state that payment of the Redemption Price of such 5.375% Notes to be redeemed will be made at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, upon presentation and surrender of such 5.375% Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice and, that from and after said date interest will cease to accrue. If less than all the 5.375% Notes of a series are to be redeemed, the notice to the holders of the 5.375% Notes of that series to be redeemed in whole or in part shall specify the particular 5.375% Notes to be redeemed. In case any 5.375% Note is to be redeemed in part only, the notice that relates to such 5.375% Note shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such security, a new 5.375% Note of such series in principal amount equal to the unredeemed portion thereof will be issued.

               (B) If less than all the 5.375% Notes are to be redeemed, the Company shall give the Trustee at least 45 days' notice in advance of the date fixed for redemption as to the aggregate principal amount of 5.375% Notes to be redeemed, and thereupon the Trustee shall select, by lot or in such other manner as it shall deem appropriate and fair in its discretion and that may provide for the selection of a portion or portions (equal to two thousand U.S. dollars ($2,000) or any integral multiple thereof) of the principal amount of such 5.375% Notes of a denomination larger than $2,000, the 5.375% Notes to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the 5.375% Notes to be redeemed, in whole or in part.

               The Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by its President or any Vice President, instruct the Trustee or any paying agent to call all or any part of the 5.375% Notes for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Company or its own name as the Trustee or such paying agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Security Register, transfer books or other records, or suitable copies or extracts therefrom,

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          sufficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions of this Section.

          (iii) As used herein:

     "Business Day" means any calendar day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the 5.375% Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 5.375% Notes.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Independent Investment Banker" means Banc of America Securities LLC and its successors, or, if such firm or the successors, if any, to such firm, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Issuer.

     "Reference Treasury Dealer" means Banc of America Securities LLC and its successors, and three other firms that are primary U.S. Government securities dealers (each a "Primary Treasury Dealer"), which the Company will specify from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

     "Treasury Rate" means, with respect to any redemption date, the rate per year equal to:

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     (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue, provided that, if no maturity is within three months before or after the Remaining Life of the 5.375% Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; or

     (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date.

     The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

     With respect to Section 1.01(e)(i)(2) above, the Trustee shall be entitled to rely upon the calculations of the Independent Investment Banker.

     (f) The Floating Rate Notes will bear interest at "LIBOR" plus 0.14%. Interest will accrue from July 14, 2004 and is payable quarterly in arrears on January 13, April 13, July 13, and October 13 of each year, beginning on October 13, 2004 provided that if any such date is not a Business Day, payment of interest accrued through the applicable Interest Payment Date will be made on the following Business Day unless that Business Day is in the following calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day. The interest rate will be calculated quarterly on January 11, April 11, July 11 and October 11 of each year. The interest rate will be reset quarterly on January 13, April 13, July 13, and October 13 of each year (each of these dates is called an "Interest Reset Date"). Interest is payable from the date of issue of the Floating Rate Notes or from the most recent date to which interest on such Floating Rate Note has been paid or duly provided for, until the principal amount of the Floating Rate Note is paid or duly made available for payment. Interest will be paid to the person in whose name the Floating Rate
Note is registered at the close of business 15 calendar days before the Interest Payment Date. Interest on the Floating Rate Notes will be computed and paid on the basis of a 360-day year and the actual number of days in each interest payment period.

     (g) "LIBOR" for each Interest Reset Date, other than for the initial interest rate, will be determined by the calculation agent as follows:

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               (i) LIBOR will be the offered rate for deposits in U.S. dollars for the three month period which appears on "Telerate Page 3750" at approximately 11:00 a.m., London time, two "London banking days" prior to the applicable Interest Reset Date.

               (ii) If this rate does not appear on the Telerate Page 3750, the calculation agent will determine the rate on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by the calculation agent after consulting with us) at approximately 11:00 a.m., London time, two London banking days prior to the applicable Interest Reset Date to prime banks in the London interbank market for a period of three months commencing on that Interest Reset Date and in principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. In such case, the calculation agent will request the principal London office of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are provided, LIBOR for that Interest Reset Date will be the average of the quotations. If fewer than two quotations are provided as requested, LIBOR for that Interest Reset Date will be the average of the rates quoted by three major banks in New York, New York (selected by the calculation agent after consulting with us) at approximately 11:00 a.m., New York time, two London banking days prior to the applicable Interest Reset Date for loans in U.S. dollars to leading banks for a period of three months commencing on that Interest Reset Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time; provided that if fewer than three quotations are provided as requested, for the period until the next Interest Reset Date, LIBOR will be the same as the rate determined on the immediately preceding Interest Reset Date.

     The interest rate in effect from the date of issue to the first Interest Reset Date will be based on three month LIBOR two London banking days prior to the date of issue.

     A "London banking day" is any day in which dealings in U.S. dollar deposits are transacted in the London interbank market. "Telerate Page 3750" means the display page so designated on the Telerate Service for the purpose of displaying London interbank offered rates of major banks (or any successor page).

     (h) The Offered Securities shall be issuable in denominations of $2,000 and any integral multiple thereof.

     (i) The Trustee shall also be the security registrar and paying agent for the Offered Securities.

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     (j) Payments of the principal of and interest on the Offered Securities shall be made in U.S. Dollars, and the Notes shall be denominated in U.S.
Dollars.

     (k) The holders of the Offered Securities shall have no special rights in addition to those provided in the Indenture upon the occurrence of any particular events.

     (l) The Offered Securities shall not be subordinated to any other debt of the Issuer, and shall constitute senior unsecured obligations of the Issuer.

     The Offered Securities are issuable in book entry form and are not convertible into shares of common stock or other securities of the Company.

     Section 1.02 . Form Of Note. The form of the 5.375% Notes and the Floating Rate Notes is attached hereto as Exhibit A.

                                   Article 2
                                 Miscellaneous

     Section 2.01 . Definitions. Capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed thereto in the Indenture.

     Section 2.02 . Confirmation of Indenture. The Indenture, as heretofore supplemented and amended and as further supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

     Section 2.03 . Concerning the Trustee. The Trustee assumes no duties, responsibilities or liabilities by reason of this First Supplemental Indenture other than as set forth in the Indenture and, in carrying out its responsibilities hereunder, shall have all of the rights, protections and immunities which it possesses under the Indenture.

     Section 2.04 . Governing Law. This First Supplemental Indenture, the Indenture and the Offered Securities shall be governed by and construed in accordance with the law of the State of New York.

     Section 2.05 . Separability. In case any provision in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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     Section 2.06 . Counterparts. This First Supplemental Indenture may be
executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

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        IN WITNESS WHEREOF, this First Supplemental Indenture has been duly executed by the Company and the Trustee as of the day and year first written above.

                                          MARSH & McLENNAN COMPANIES, INC.


                                          By:   /s/ Matthew B. Bartley
                                               --------------------------------
                                               Name:  Matthew B. Bartley
                                               Title: Vice President & Treasurer

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                                          THE BANK OF NEW YORK, as Trustee


                                          By:   /s/ Remo J. Reale
                                               ---------------------------------
                                               Name:  Remo J. Reale
                                               Title: Vice President

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                                                                       Exhibit A


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO, HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE AND THE TERMS OF THE SECURITIES, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


Certificate No. 1                                                   $650,000,000
CUSIP  __________



                        MARSH & McLENNAN COMPANIES, INC.


                              5.375% Senior Notes
                               due July 15, 2014


     MARSH & McLENNAN COMPANIES, INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or its registered assigns, the principal sum of SIX HUNDRED AND FIFTY MILLION Dollars ($650,000,000) on July 15, 2014 and to pay interest on said principal sum from July 14, 2004 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for semiannually on January 15 and July 15 of each year commencing January 15, 2005 at the rate of 5.375% per annum until the

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principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this
Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest installment which shall be January 1 or July 1 preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for (as defined in the Indenture, the "Defaulted Interest") shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such Defaulted Interest, which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment or at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Note is Cede & Co., the payment of the principal of (and premium, if any) and interest on this Note will be made at such place and to such account as may be designated by DTC.

     The indebtedness evidenced by this Note is, to the extent provided in the Indenture, senior and unsecured and will rank in right of payment on parity with all other senior unsecured obligations of the Company.

     This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the

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Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

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        IN WITNESS WHEREOF, the Company has caused this instrument to be executed.


Dated: July 14, 2004


                                          MARSH & McLENNAN COMPANIES, INC.


                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:





Attest:


By_________________________
   Name:
   Title:

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                         CERTIFICATE OF AUTHENTICATION


        This is one of the Notes of the series of Notes described in the within-mentioned Indenture.


THE BANK OF NEW YORK, as Trustee


By_____________________________
    Authorized Signatory

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                                ASSIGNMENT FORM


                   FOR VALUE RECEIVED, the undersigned hereby
                        sells, assigns and transfers to





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    (Insert Social Security number or other identifying number of assignee)



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  (Please print or typewrite name and address, including zip code of assignee)



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the within Note of Marsh & McLennan Companies, Inc. and hereby does irrevocably constitute and appoint



--------------------------------------------------------------------------------
Attorney to transfer said Note on the books of the within-named Issuer with full power of substitution in the premises.


Dated:___________________    ___________________________________

      ___________________________________


Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-1 5.

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.

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                        MARSH & McLENNAN COMPANIES, INC.
                          5.375% Senior Notes due 2014

     This Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an indenture (the "Base Indenture") dated as of July 14, 2004 among the Company, and The Bank of New York, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of July 14, 2004 among the Company and the Trustee (the Base Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. This series of Notes is limited in aggregate principal amount as specified in said First Supplemental Indenture.

     The Notes may be redeemed in whole at any time or in part from time to time, at the option of the Issuer, at a redemption price equal to the greater of
(i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at then current Treasury Rate plus 15 basis points, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date (the "Redemption Price"). In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Notes, the Company shall, or shall cause the Trustee to, give notice of such redemption to holders of the Notes to be redeemed by mailing, first class postage prepaid, a notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption to such holders at their last addresses as they shall appear upon the Security Register. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder received the notice. In any case, failure duly to give such notice to the holder of any Note designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Note of such series.

     Each such notice of redemption shall specify the date fixed for redemption and the Redemption Price at which the Notes are to be redeemed, and shall state that payment of the Redemption Price of such Notes to be redeemed will be made at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice and, that from and after said date interest will cease to accrue. If less than all the Notes of a series are to be redeemed, the notice to the holders of the Notes of that

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series to be redeemed in whole or in part shall specify the particular Notes to be redeemed. In case any Note is to be redeemed in part only, the notice that relates to such Note shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such security, a new Note of such series in principal amount equal to the unredeemed portion thereof will be issued.

     If less than all the Notes are to be redeemed, the Company shall give the Trustee at least 45 days' notice in advance of the date fixed for redemption as to the aggregate principal amount of Notes to be redeemed, and thereupon the Trustee shall select, by lot or in such other manner as it shall deem appropriate and fair in its discretion and that may provide for the selection of a portion or portions (equal to two thousand U.S. dollars ($2,000) or any integral multiple thereof) of the principal amount of such Notes of a denomination larger than $2,000, the Notes to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Notes to be redeemed, in whole or in part.

     The Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by its President or any Vice President, instruct the Trustee or any paying agent to call all or any part of the Notes for redemption and to give notice of redemption in the manner set forth in this Note, such notice to be in the name of the Company or its own name as the Trustee or such paying agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Security Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions stated herein.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Note then Outstanding and affected thereby (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of any series at the time Outstanding affected thereby, on behalf of all of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series and except as provided in Section 6.06 of the Base Indenture. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

     The Issuer is subject to certain covenants contained in the Indenture with respect to, and for the benefit of the Holders of, the Notes. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer's compliance with the covenants contained in the Indenture or with respect to reports or other certificates filed under the Indenture; provided, however, that nothing herein shall relieve the Trustee of any obligations to monitor the Issuer's timely delivery of all reports and certificates required under Section 5.03 of the Indenture and to fulfill its obligations under
Article VII of the Indenture. If an Event of Default as defined in the Indenture with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

     As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the borough of Manhattan, the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Notes of this series are issuable only in registered form without coupons in authorized denominations. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     THE INDENTURE AND THE NOTES INCLUDING THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused "CUSIP" numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE AND THE TERMS OF THE SECURITIES, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


Certificate No. 2                                                   $500,000,000
CUSIP  __________


                        MARSH & McLENNAN COMPANIES, INC.


                           Floating Rate Senior Notes
                                    due 2007


     MARSH & McLENNAN COMPANIES, INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or its registered assigns, the principal sum of FIVE HUNDRED MILLION Dollars ($500,000,000) on July 13, 2007 and to pay interest on said principal sum from July 14, 2004 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly in arrears on January 13, April 13, July 13 and October 13 of each year commencing October 13, 2004 at the rate of "LIBOR" plus 0.14% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest if enforceable under applicable law) on any overdue installment of interest. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year and the actual number of days in each interest payment period. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business 15 calendar days before the Interest Payment Date. Any such interest installment not punctually paid or duly provided for (as defined in the Indenture, the "Defaulted Interest") shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such Defaulted Interest, which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment or at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this
Note is Cede & Co., the payment of the principal of (and premium, if any) and interest on this Note will be made at such place and to such account as may be designated by DTC.

     "LIBOR" for each Interest Payment Date, other than for the initial interest rate, will be determined by the calculation agent as follows:

     (a) LIBOR will be the offered rate for deposits in U.S. dollars for the three month period which appears on "Telerate Page 3750" at approximately 11:00 a.m., London time, two "London banking days" prior to the applicable Interest Payment Date.

     (b) If this rate does not appear on the Telerate Page 3750, the calculation agent will determine the rate on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by the calculation agent after consulting with us) at approximately 11:00 a.m., London time, two London banking days prior to the applicable Interest Payment Date to prime banks in the London interbank market for a period of three months commencing on that Interest Payment Date and in principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. In such case, the calculation agent will request the principal London office of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are provided, LIBOR for that Interest Payment Date will be the average of the quotations. If fewer than two quotations are provided as requested, LIBOR for that Interest Payment Date will be the average of the rates quoted by three major banks in New York, New York (selected by the calculation agent after consulting with us) at approximately 11:00 a.m., New York time, two London banking days prior to the applicable Interest Payment Date for loans in U.S. dollars to leading banks for a period of three months commencing on that Interest Payment Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time; provided that if fewer than three quotations are provided as requested, for the period until the next Interest Payment Date, LIBOR will be the same as the rate determined on the immediately preceding Interest Payment Date.

     The interest rate in effect from the date of issue to the first Interest Payment Date will be based on three month LIBOR two London banking days prior to the date of issue.

     A "London banking day" is any day in which dealings in U.S. dollar deposits are transacted in the London interbank market. "Telerate Page 3750" means the display page so designated on the Telerate Service for the purpose of displaying London interbank offered rates of major banks (or any successor page).

     The indebtedness evidenced by this Note is, to the extent provided in the Indenture, senior and unsecured and will rank in right of payment on parity with all other senior unsecured obligations of the Company.

     This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this instrument to be executed.


Dated July 14, 2004


                                          MARSH & McLENNAN COMPANIES, INC.


                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:





Attest:


By_______________________
   Name:
   Title:

                         CERTIFICATE OF AUTHENTICATION


        This is one of the Notes of the series of Notes described in the within-mentioned Indenture.


THE BANK OF NEW YORK, as Trustee


By_____________________________
    Authorized Signatory

                                ASSIGNMENT FORM


                   FOR VALUE RECEIVED, the undersigned hereby
                        sells, assigns and transfers to





-----------------------------------------------------------------------------
    (Insert Social Security number or other identifying number of assignee)



-----------------------------------------------------------------------------
  (Please print or typewrite name and address, including zip code of assignee)



-----------------------------------------------------------------------------


the within Note of Marsh & McLennan Companies, Inc. and hereby does irrevocably constitute and appoint



--------------------------------------------------------------------------------
Attorney to transfer said Note on the books of the within-named Issuer with full power of substitution in the premises.


Dated:___________________    ___________________________________

      ___________________________________


Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-1 5.

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.

                        MARSH & MCLENNAN COMPANIES, INC.
                            Floating Rate Note 2007

     This Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an indenture (the "Base Indenture") dated as of July 14, 2004 among the Company, and The Bank of New York, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of July 14, 2004 among the Company and the Trustee (the Base Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. This series of Notes is limited in aggregate principal amount as specified in said First Supplemental Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Note then Outstanding and affected thereby (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of any series at the time Outstanding affected thereby, on behalf of all of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series and except as provided in Section 6.06 of the Base Indenture. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

     The Issuer is subject to certain covenants contained in the Indenture with respect to, and for the benefit of the Holders of, the Notes. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer's compliance with the covenants contained in the Indenture or with respect to reports or other certificates filed under the Indenture; provided, however, that nothing herein shall relieve the Trustee of any obligations to monitor the Issuer's timely delivery of all reports and certificates required under Section 5.03 of the Indenture and to fulfill its obligations under Article VII of the Indenture. If an Event of Default as defined in the Indenture with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

     As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the borough of Manhattan, the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Notes of this series are issuable only in registered form without coupons in authorized denominations. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     THE INDENTURE AND THE NOTES INCLUDING THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused "CUSIP" numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.